ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: wwwjivsos.gov

	Filed in the office of	Document Number
20110435548-73
Certificate of Amendment (PURSUANT TO NRS 78. 385 AND 78.390)
Filling Date and Time
06/13/2011 8:00 PM
Ross Miller
	Secretary of State	Entity Number
	State of Nevada	E0196232008-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Greenwood Gold Resources Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Fourth: Article Fourth shall be deleted in its entirety and replaced with the following:

"The aggregate number of shares which the corporation shall have authority to issue is four hundred million (400,000,000) shares of common stock, par value $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:  130.000,000 .

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5.     Signature: (required)
x_________________
Signature of Officer

*lf any proposed amendment would after or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees.